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                                                                EXHIBIT 23.3


                           ARTHUR ANDERSEN, L.L.P.




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTS




As independent public accountants, we hereby consent to the use of our report, and to all references to our Firm, included in or made a part of this registration statement.






                                                Arthur Andersen, L.L.P.



Roseland, New Jersey
August 29, 1996